Exhibit 10.6

WARRANT SUBSCRIPTION AGREEMENT

October 2, 2015

THIS WARRANT SUBSCRIPTION AGREEMENT (this “Agreement”), is by and between Landcadia Holdings, Inc., a Delaware corporation (the “Company”), and the party set forth on the signature page hereto under “Purchaser” (the “Purchaser”).

WHEREAS, on October 2, 2015, the Company sent a letter (the “Rights Offering Letter”) to all holders of record of shares of the Company’s Class F common stock, par value $0.0001 per share (the “Class F Common Stock”), at 5:00 p.m., Eastern time, on October 2, 2015 (the “Record Date”);

WHEREAS, each holder of Class F Common Stock as of the Record Date has been granted one (1) non-transferable right (a “Right”) for each share of Class F Common Stock owned by such holder, which Right entitles its holder to subscribe to purchase up to 10.99130434782609 sponsor warrants of the Company (the “Warrants”), at a price of $0.50 per Warrant;

WHEREAS, this Agreement was executed by the Purchaser prior to the Expiration Time (as defined in the Rights Offering Letter); and

WHEREAS, pursuant to this Agreement, the Purchaser has subscribed to purchase up to the number of Warrants listed on Exhibit A hereto (the “Subscribed Warrants”), which number shall not exceed its pro rata share of the maximum number of warrants that may be sold upon exercise of all of the Rights (the “Maximum Number of Warrants”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

Section 1.          Authorization, Purchase and Sale; Terms of the Subscribed Warrants.

A.          Authorization of the Subscribed Warrants. The Company has duly authorized the issuance and sale of the Subscribed Warrants to the Purchaser.

B.          Purchase and Sale of the Subscribed Warrants.

(i)          The Company, in its sole discretion, may issue any number of warrant sales notices (each a “Sale Notice”) covering any amount of Warrants, provided that (A) the aggregate number of Warrants sold by the Company pursuant to all Sale Notices does not exceed the Maximum Number of Warrants and (B) each Sale Notice will set forth: (i) the total number of Warrants that will be sold by the Company pursuant to that Sale Notice; (ii) the number of Warrants to be purchased by each holder, which amount shall be in proportion to each holder’s total subscription to the Warrants pursuant to the Subscription Agreements (the “Purchased Warrants”) and (iii) the closing date for the sale (a “Closing Date”).

(ii)         On a Closing Date, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Purchased Warrants set forth in the applicable Sale Notice at a price of $0.50 per warrant (such aggregate price for the Purchased Warrants, the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions in the Sale Notice.

(iii)        On a Closing Date, upon the payment by the Purchaser of the Purchase Price by wire transfer of immediately available funds to the Company, the Company shall deliver a certificate to the Purchaser evidencing the Purchased Warrants duly registered in the Purchaser’s name.

C.          Terms of the Subscribed Warrants.

(i)          Each Subscribed Warrant shall have the terms set forth in a Warrant Agreement (the “Warrant Agreement”) to be entered into by the Company and a warrant agent, which Warrant Agreement shall also govern the terms for the warrants to be sold in the Company’s proposed initial public offering (“Public Offering”). All Subscribed Warrants will be subject to the same Warrant Agreement and will have the same terms.

(ii)         At the time of the closing of the Public Offering, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Purchased Warrants and the shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), underlying the Purchased Warrants.

Section 2.          Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Subscribed Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Date) that:

A.          Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.          Authorization; No Breach.

(i)          The execution, delivery and performance of this Agreement and the Purchased Warrants have been duly authorized by the Company as of the applicable Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Purchased Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the applicable Closing Date.

(ii)         The execution and delivery by the Company of this Agreement and the Purchased Warrants, the issuance and sale of the Purchased Warrants, the issuance of the Shares upon exercise of the Purchased Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the applicable Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation or the By Laws of the Company, as amended up to the applicable Closing Date, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

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C.          Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Shares issuable upon exercise of the Purchased Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Purchased Warrants and the Shares issuable upon exercise of such Purchased Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D.          Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3.          Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Purchased Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A.          Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.          Authorization. This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

C.          Investment Representations.

(i)          The Purchaser is acquiring the Purchased Warrants and, upon exercise of the Purchased Warrants, the Shares issuable upon such exercise (collectively, the “Securities”) for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)         The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(iii)        The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv)        The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

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(v)         The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)        The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)       The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination (as defined in the Warrant Agreement), are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii)      The Purchaser understands that the Warrants will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN LETTER AGREEMENTS BY AND AMONG Landcadia Holdings, Inc. (THE “COMPANY”), Fertitta Entertainment, Inc., Leucadia National Corporation AND THE OTHER PARTIES THERETO, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN SECTION 3 OF THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 2 OF THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

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SECURITIES EVIDENCED BY THIS CERTIFICATE AND SHARES OF CLASS A COMMON STOCK OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

(ix)         The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and are able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time.

Section 4.          Conditions of the Purchaser’s Obligations. The obligation of the Purchaser to purchase and pay for the Purchased Warrants is subject to the fulfillment, on or before each applicable Closing Date, of each of the following conditions:

A.          Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the applicable Closing Date as though then made.

B.          Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing Date, including the delivery of a Sale Notice to the Purchaser pursuant to Section 9(C) hereto.

C.          No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.          Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent.

Section 5.          Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A.          Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

B.          Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

C.          No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

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D.          Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 6.          Termination. This Agreement shall automatically terminate upon the earlier of (i) the time at which all of the Subscribed Warrants have been sold and (ii) October 2, 2016. In addition, this Agreement may be terminated at any time after March 31, 2016 by either party upon written notice to the other party if the first Closing Date under this Agreement has not occurred by such date.

Section 7.          Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the applicable Closing Date.

Section 8.          Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the registration statement on Form S-1 the Company plans to file with the Securities and Exchange Commission, under the Securities Act.

Section 9.          Miscellaneous.

A.          Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof.

B.          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.          Notices. All written notices provided for herein shall be in writing and be given in person or by means of telex, facsimile or other means of wire transmission (with request for assurance of receipt in a manner typical with respect to communication of that type), by overnight courier or by mail, and shall become effective: (a) on delivery if given in person; (b) on the date of transmission if sent by telex, facsimile or other means of wire transmission; (c) one (1) business day after delivery to the overnight service or (d) four (4) business days after being mailed, with proper postage and documentation, for first-class registered or certified mail, prepaid. All notices shall be addressed to the addresses listed in Exhibit B hereto.

D.          Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

E.          Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

F.          Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware.

G.          Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

Fertitta Entertainment, Inc.

By:	/s/ Steven L. Scheinthal
Name: Steven L. Scheinthal
Title: V.P.

AGREED AND ACCEPTED:

COMPANY:

Landcadia Holdings, Inc.

By:	/s/ Nicholas Daraviras
Name: Nicholas Daraviras
Title: VP

[Signature Page to Subscription Agreement]

Exhibit A

Subscribed Rights

Number of Rights Being Exercised	100%
(can be either a number or a percentage)*

* The number or percentage listed cannot exceed the total number of Rights granted to the Purchaser pursuant to the Rights Offering, as more particularly described in that certain Rights Offering Letter dated October 2, 2015

Exhibit B

Notices

If to Purchaser:

Fertitta Entertainment, Inc.
(Name)

(c/o, if applicable)

1510 West Loop South
(Street Address)

Houston, Texas 77027
(City, State Zip Code)

Steven L. Scheinthal
(Attention, if applicable)

(713) 386-7070
(Facsimile Number)

SScheinthal@ldry.com
(Email Address)

If to the Company:

Landcadia Holdings, Inc.

1510 West Loop South, Houston, Texas 77027

Attn: Steven L. Scheinthal

Facsimile: (713) 386-7070

Email: SScheinthal@ldry.com